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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 16, 1999

                                   HPSC, INC.


             (Exact name of registrant as specified in its charter)

Delaware                           0-11618                 04-256004
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(State or other jurisdiction       (Commission             (IRS Employer
of incorporation)                  File Number)            Identification No.)


60 State Street, Boston, Ma                                      02109
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (617) 720-3600
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ITEM 5.  OTHER EVENTS.

         On September 16, 1999, the Board of Directors of HPSC, Inc. (the "Company") authorized the amendment and restatement of the Rights Agreement dated August 3, 1993 between the Company and First National Bank of Boston as Rights Agent, resulting in an Amended and Restated Rights Agreement dated as of September 16, 1999 (the "Amended Rights Agreement") between the Company and BankBoston, N.A., as Rights Agent (the "Rights Agent"). The Amended Rights Agreement was adopted in the normal cause of updating the original Agreement and not in response to any acquisition proposal.

         The Company has amended the rights plan to reflect currently prevailing shareholder rights plan terms. The amendments include, without limitations, a revision to the amendment provisions of the agreement to provide the Company's board of directors with increased flexibility to amend the Rights Agreement before the rights become exercisable.

         A copy of the Amended Rights Agreement is attached hereto as Exhibit
4.1 and is incorporated by reference herein. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such
Exhibit 4.1.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.

                  EXHIBIT NUMBER

                  4.1 Amended and Restated Rights Agreement dated as of September 16, 1999 between HPSC, Inc. and BankBoston, as Rights Agent.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HPSC, Inc.
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                                            Registrant


DATED:   September 16, 1999                 By: /s/ John W. Everets
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                                                John W. Everets
                                                Chairman and Chief
                                                Executive Officer